UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2005

CALLWAVE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	000-50958	77-0490995
(State or other jurisdiction of incorporation)	(Commissioner File Number)	(IRS Employer Identification No.)

136 West Canon Perdido Street, Suite A, Santa Barbara, California 93101

(Address of principal executive offices)

(805) 690-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 26, 2005, in connection with the resignation of Jason S. Spievak as Chief Financial Officer and director of CallWave, Inc. (the “Company”) as further described in Item 5.02, below, the Board of Directors of the Company appointed C. Stephen Cordial as Interim Chief Financial Officer and entered into an Employment Agreement with Mr. Cordial effective as of May 31, 2005. Mr. Cordial will report to David F. Hofstatter, the Company’s Chief Executive Officer. The following summary is qualified in its entirety by reference to the text of the Employment Agreement with Mr. Cordial, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.1.

The terms of the Employment Agreement provide that the Company will pay to Mr. Cordial a base salary of $275,000, and he will be eligible to receive a cash bonus from time to time in the sole discretion of the Company’s Board of Directors. The Employment Agreement further provides that if Mr. Cordial’s employment is terminated by the Company other than for misconduct upon less than two (2) months’ notice, then the Company will pay to Mr. Cordial his base salary for the remainder of the two month period following the date on which Mr. Cordial receives notice of the termination. In addition, Mr. Cordial is required to give the Company at least two (2) months’ notice of resignation, during which time he shall continue to receive his base salary. If the date of termination is prior to December 31, 2005, the Company will characterize Mr. Cordial’s termination as a leave of absence and he will, until December 31, 2005 or such sooner date as he becomes eligible to receive coverage under another company’s group healthcare plan, continue to receive group healthcare benefits on the same terms and conditions as the Company provides to its other employees. Mr. Cordial will thereafter be eligible to receive healthcare coverage under COBRA for periods after December 31, 2005.

In addition, the Company has entered into an Indemnification Agreement with Mr. Cordial, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein, the purpose of which is to provide the maximum indemnification permitted by law to Mr. Cordial with respect to actions he takes or omits to take in his capacity as Chief Financial Officer. Under the Indemnification Agreement, Mr. Cordial will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company’s best interests.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 26, 2005, Jason S. Spievak resigned from his position as Chief Financial Officer and director of the Company effective May 31, 2005. Mr. Spievak will remain employed with the Company at least through the end of the Company’s current fiscal year in order to facilitate the transition with CallWave’s newly appointed Interim Chief Financial Officer, C. Stephen Cordial.

On May 26, 2005, the Company’s Board of Directors appointed Mr. Cordial as Interim Chief Financial Officer effective as of May 31, 2005. The Company has entered into an Employment Agreement with Mr. Cordial as further described in Item 1.01, above. Prior to joining the Company, Mr. Cordial served as Vice President and Chief Financial Officer of Somera Communications (NASDAQ:SMRA). He has more than 20 years of operating and financial management experience in the telecommunications and semiconductor industries.

A copy of the press release issued by the Company announcing the appointment of Mr. Cordial and the resignation of Mr. Spievak is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.1	Employment Agreement dated May 26, 2005.

10.2	Indemnification Agreement dated May 26, 2005.

99.1	Press Release dated May 26, 2005 announcing the appointment of Interim Chief Financial Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLWAVE, INC.,

Date: May 26, 2005	By:	/s/ David F. Hofstatter
David F. Hofstatter President and Chief Executive Officer

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